AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
ON DECEMBER _____, 2001

REGISTRATION NO. 333-_______________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UROPLASTY, INC
(Exact name of registrant as specified in its charter)

MINNESOTA (State or other jurisdiction of incorporation or organization)	41-1719250 (IRS Employer Identification No.)

2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
(612) 378-1180
(612) 378-2270 (fax)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel G. Holman, President
Uroplasty, Inc.
2718 Summer Street Northeast
Minneapolis, Minnesota 55413
(612) 378-1180

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:
Richard P. Keller, Esq.
Keller & Lokken, P.A.
First National Bank Building, W-1386
332 Minnesota Street
St. Paul, Minnesota 55101
(651) 292-1001 - telephone
(651) 292-8912 - fax
rpkeller@kellaw.com - e-mail

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

CALCULATION OF REGISTRATION FEE[1]

		PROPOSED	PROPOSED
		MAXIMUM	MAXIMUM
TITLE OF EACH		OFFERING	AGGREGATE
CLASS OF SECURITIES	AMOUNT TO BE	PRICE PER	OFFERING	AMOUNT OF
TO BE REGISTERED	REGISTERED[1]	UNIT	PRICE[2]	REGISTRATION FEE

Subscription rights, for the purchase of common stock and warrants[3,4]	1,534,518	$2.00	$3,069,036
Common stock underlying subscription rights[5]	3,069,036
Warrants, underlying subscription rights[4,6]	1,534,518
Common stock, issuable upon exercise of warrants[7]	1,534,518	$2.00	$3,069,036
Maximum aggregate offering price of all securities:			$6,138,072	$1,467.00
Total registration fee:

(1)	Reflects a 1-for-2 reverse stock split of the Registrant’s outstanding shares of common stock, to be effective December _______, 2001.

(2)	Estimated in accordance with Rule 457(o) solely for the purpose of determining the amount of the registration fee.

(3)	Refers to the non-transferable subscription rights proposed to be issued to shareholders of the Registrant; each such right, upon exercise and upon the payment of $2.00 per right, permits the holder to purchase two shares of common stock and one common stock purchase warrant; one such right will be issued for each two shares of common stock outstanding as of December _______, 2001.

(4)	Pursuant to the last sentence of Rule 457(g)(3), no separate registration fee is required with respect to the rights or the warrants.

(5)	Refers to the shares of common stock underlying and to be issued upon exercise of the subscription rights.

(6)	Refers to the common stock purchase warrants underlying and to be issued upon exercise of the subscription rights; each warrant permits the holder to purchase one share of common stock for $2.00 each.

(7)	Refers to the shares of common stock issuable upon exercise of the common stock purchase warrants.

     The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER _____, 2001

PROSPECTUS

UROPLASTY, INC.
RIGHTS OFFERING

1,534,518 RIGHTS TO PURCHASE 3,069,036 SHARES OF COMMON STOCK AND 1,534,518 WARRANTS. EACH RIGHT PERMITS THE PURCHASE OF TWO SHARES OF COMMON STOCK AND ONE COMMON STOCK PURCHASE WARRANT.

We are offering our shareholders of record at December _____, 2001 one subscription right for each two shares of common stock held on such date. Each subscription right, for an exercise price of $2.00 each, permits the holder to purchase two shares of common stock and one common stock purchase warrant. The rights are not transferable. No underwriter or selling agent is involved in this offering. Each warrant entitles the holder for a term of two years from the date of issuance to purchase one share of common stock for $2.00 per share.

If all rights offered are exercised, we will receive proceeds of $3,069,036, before payment of the expenses of this offering.

Shareholders may only exercise their subscription rights in accordance with a rights subscription certificate, accompanied by payment delivered to the Company, which is acting as its own subscription agent for this offering. A subscription may not be revoked after payment is received by the Company.

Shareholders who exercise all of their basic subscription rights will be entitled, during an oversubscription period, to purchase additional shares of common stock and warrants if and to the extent basic subscription rights are not exercised by other shareholders.

Our board of directors has approved a 1-for-2 reverse stock split, effective December _____, 2001. All share amounts shown in this prospectus reflect post-split share amounts.

Our common stock is traded on the NASD Bulletin Board Market under the symbol UROP.” For a brief period of time following our reverse stock split, our shares were traded under the symbol “UROPD.” On December _____, 2001 the closing bid price for our common stock was $______.

There is no minimum number of subscription rights which must be exercised in connection with this rights offering. Funds received by the Company upon exercise of rights may be used and will be at risk immediately and will not be placed in an escrow, trust or similar account.

The basic subscription rights begin on the date of this prospectus and terminate at 5:00 p.m., Minnesota time, January ____, 2002, and the oversubscription rights terminate 30 days later.

This investment is speculative and involves a high degree of risk. Please see “Risk Factors” beginning on page ___ for a discussion of material factors to consider when evaluating an investment in our common stock.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December _____, 2001

PROSPECTUS TABLE OF CONTENTS

About this Prospectus	4
Where You Can Find More Information	4
Important Information Incorporated by Reference	4
Summary	5
Questions and Answers about Uroplasty	5
Questions and Answers about the Rights Offering	6
The Rights Offering	12
Risk Factors	13
Special Note regarding Forward Looking Statements	20
Use of Proceeds	20
Determination of Offering Price	21
Participation by Officers and Directors	21
Material United States Federal Income Tax Considerations	21
Plan of Distribution	23
Legal Opinions	23
Experts	23

Prospectus “Subject to Completion” Legend [Item 501(b)(10) of Regulation S-K]

We do not plan to use the prospectus prior to the effective date of the registration statement of which it is a part.

About This Prospectus
Where You Can Find More Information
Important Information Incorporated By Reference
Summary
Questions And Answers About Uroplasty
Questions and Answers About the Rights Offering
The Rights Offering
Risk Factors
Special Note Regarding Forward Looking Statements
Use Of Proceeds
Determination Of Offering Price
Participation By Officers And Directors
Material United States Federal Income Tax Considerations
Plan Of Distribution
Legal Opinions
Experts
Form of Rights Subscription Certificate
Form of Letter to Shareholders
Form of Common Stock Purchase Warrant
Consent of KPMG, LLP
Power of Attorney

About This Prospectus

     This prospectus is part of a registration statement (which includes exhibits) that contains additional information about our company and the securities offered under this prospectus. That registration statement can be read and reviewed at the Securities and Exchange Commission web site, http://www.sec.gov, or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

Where You Can Find More Information

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public through commercial document retrieval services and over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Important Information Incorporated By Reference

     We “incorporate by reference” into this prospectus certain documents and information which we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update this prospectus. We incorporate by reference the documents listed below:

•	Our annual report on Form 10-KSB for the fiscal year ended March 30, 2001;

•	Quarterly reports on Form 10-QSB for the fiscal quarters ended June 30, 2001 and September 30, 2001; and

•	Definitive notice and proxy statement for our annual meeting of shareholders held on August 23, 2001.

•	The description of our common stock found in Item 8, “Description of Securities”, in our Registration Statement on Form 10-SB (File No. 000-20989), filed on July 10, 1996.

•	Any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (a) after the date of this prospectus and prior to the termination of our rights offering, and (b) after the date of the initial registration statement and prior to the effectiveness of the registration statement.

     You may request and receive a copy of these filings, without cost, by writing, telephoning, faxing, or e-mailing us at the following address:

Uroplasty, Inc.
2718 Summer Street NE
Minneapolis, Minnesota 55413-2820
Attention: Christie Reeves
tel: (612) 378-1180
fax: (612) 378-2027
E-mail: christie.reeves@uroplasty.com

     Please request any such information at least five business days in advance of the date on which you expect to make your decision with respect to this offer.

     You should rely only on the information included or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on its front page. Information on our Web site is not a part of this prospectus.

Summary

     Information throughout this prospectus has been adjusted to reflect a 1-for-2 reverse stock split approved by our board of directors with respect to shareholders of record as of December _____, 2001.

     This section answers in summary form some questions you may have about Uroplasty and this rights offering. The information in this section is not complete and does not contain all of the information that you should consider before exercising your subscription rights. You should read the entire prospectus carefully, including the “Risk Factors” section, before you decide to invest.

     We also encourage you and strongly suggest that you review the financial statements and other information provided in the reports and other documents listed under “Important Information Incorporated by Reference”; our complete address and several ways to contact us is stated there.

Questions And Answers About Uroplasty

What Does Uroplasty Do?

     We design, develop, manufacture and market soft tissue bulking products to treat several conditions such as stress urinary incontinence in women, urinary incontinence in men after prostate surgery, vesicoureteral reflux, vocal cord rehabilitation, and other soft tissue augmentation requirements for reconstructive and plastic surgery. For more than ten years, our products have been marketed outside the United States, with our major market being Europe. Our products are European CE Marked and the company has registrations for compliance to ISO9001, BEN46001 and ISO13485 Quality Systems.

     Our primary product, Macroplastique®, is used to treat urinary incontinence when leakage is caused by lack of control or poor control of urine flow from the bladder. When Macroplastique is injected with a syringe into tissue around the urethra, it stabilizes and “bulks” tissues close to the urethra to prevent urine from leaking from the bladder. In other words, the increased bulking effect at the injection site provides the surrounding muscles with additional capability to control the release of urine. Macroplastique is also used for reflux, a condition occurring mainly in children where urine backflows from the bladder to the kidney(s). When used for reflux, it “bulks” tissue at the bladder/ureteral junction to eliminate or reduce reflux.

     Macroplastique, along with our other products, is currently sold in markets outside the United States. The Company is now conducting a human clinical trial in the United States pursuant to a Food and Drug Administration (“FDA”) approved Investigational Device Exemption (“IDE”) for Macroplastique and its use in treating female stress urinary incontinence.

     Our focus is to finish the studies required by the FDA, to obtain permission to sell Macroplastique in the United States through an FDA premarket approval (“PMA”) application, and to identify and capitalize on growth opportunities in various markets for soft tissue bulking.

Where Are We Located?

     Our principal executive offices are located at 2718 Summer Street NE, Minneapolis, Minnesota 55413-2820; telephone (612) 378-1180, fax (612) 378-2027.

Questions and Answers About the Rights Offering

What Is A Subscription Right?

     A subscription right allows the holder of such a right to buy one or more types of securities directly from the issuer for a fixed price for a specified period of time. Commissions are not charged and the price does not vary during the period. Each Uroplasty subscription right entitles you to purchase two shares of our common stock and one common stock purchase warrant during the period from the date of this prospectus to January _____, 2002. The price to exercise each right is $2.00.

     In order to “exercise” a subscription right, you must complete and execute the subscription certificate properly and deliver it to the Company with payment in full for the number of rights exercised.

What Is A Rights Offering?

     A rights offering, such as Uroplasty’s, is the distribution of subscription rights to shareholders, and the decision of the shareholders to exercise their rights or not.

     We are distributing to you, at no charge, one subscription right for every two shares of common stock that you owned on December _____, 2001.

May Shareholders In All States Participate?

     Although we intend to distribute the rights to all shareholders, we reserve the right not to offer rights to shareholders that reside in a state or other jurisdiction whose laws require a material change to this offering, or where we cannot, at reasonable expense, determine that this offering complies with applicable local laws. Further, in some states, shareholders may be required, if they wish to participate, to certify that they are exercising their respective rights for investment purposes only, and have no present intention to resell or transfer any securities acquired.

Why Are We Making This Rights Offering?

     We are making this rights offering in order to obtain additional capital needed for the expeditious completion of our IDE study. Our Board of Directors considered our need for capital and the alternative ways that we might raise capital, and determined that this rights offering was the best way at this time for us to raise capital. It gives you the opportunity to buy more shares. If all of the subscription rights are exercised, the proceeds, together with funds on hand and anticipated operating revenues, will be sufficient to finance the completion of our IDE as projected by our business plan. Should fewer subscription rights be exercised, or should business or regulatory conditions change in ways that we did not anticipate, we may still need to seek additional outside financing in the future.

Am I Required To Exercise My Subscription Rights In This Offering?

     No. You are not required to exercise any subscription rights, nor purchase any securities, nor take any other action in response to this rights offering. However, if you do not exercise your subscription rights and, in turn, do not purchase any new shares of common stock or warrants, your relative ownership interest in Uroplasty may decline, perhaps significantly.

Am I Required To Exercise My Rights In Full Or May I Exercise My Rights In Part?

     You may decide to exercise your subscription rights in full or in part; or you may choose not to exercise any of your rights.

What Will Happen To The Rights Not Exercised By Shareholders?

     All remaining unexercised rights at the end of the basic subscription period will be offered (or re-offered, as the term is sometimes used) during the oversubscription period, but only to those shareholders who exercised all of their rights during the basic subscription period.

How Many Shares and Warrants May I Purchase?

     You will receive one subscription right for each two shares of common stock that you owned on December ____, 2001. Each subscription right entitles you, for a total subscription price of $2.00 each, to purchase two shares of common stock and one common stock purchase warrant. The warrant permits the purchase, during a two year term, of one share of common stock for a price of $2.00 per share.

     If you exercise all of the subscription rights that you receive, you may have the opportunity to exercise additional rights. On the enclosed subscription certificate, you may request to exercise as many additional rights as you wish for $2.00 each. If we can, we will honor all of the oversubscription requests; if not, we will offer them on a pro rata basis according to the number of rights exercised during the basic subscription period. Consequently, you may not be able to purchase as many shares as you requested for your oversubscription on the certificate. We will not distribute fractional oversubscription rights, but will round the number of oversubscription rights that you receive down to the nearest whole number. In addition, we have the discretion to offer less than the total number of rights that may be available for oversubscription requests.

Will My Relative Ownership Remain The Same If I Exercise All Of My Rights?

     Depending on the total number of rights that are exercised during this offering, your relative ownership will either remain the same or increase if you exercise all of your subscription rights during the basic subscription period. Your relative ownership will remain the same if you exercise all of your rights and all of the other rights are exercised by other shareholders. Your relative ownership will increase if you exercise all your rights and if, either you acquire shares during the oversubscription period or all of the other rights are not exercised.

What Will Happen To My Relative Ownership If I Do Not Exercise My Rights?

     If you elect not to exercise your subscription rights, your relative ownership interest in Uroplasty will decrease, perhaps significantly, depending on the number of rights that are exercised.

Has Uroplasty’s Board Of Directors Made A Recommendation Regarding This Offering?

     No. Uroplasty’s Board of Directors makes no recommendation whether shareholders should or should not exercise any rights and purchase any shares of common stock.

How Soon Must Shareholders Act?

     The rights expire at 5:00 p.m., Minnesota time, 30 days from the date of this prospectus, which is January _____, 2002. We must actually receive all required documents and payments before that date and time. Although we have the option of extending the expiration date, we currently do not intend to do so.

May I Transfer, Sell or Give Away My Rights?

     No. During the basic subscription period, the rights may be exercised only by the person to whom they are granted and you may not transfer, sell or give them away. During the oversubscription period, rights not previously exercised will be offered to and may be exercised by those shareholders who exercised all of their basic subscription rights.

What Is The Basic Subscription Privilege?

     The basic subscription privilege of each subscription right entitles you to purchase, for a total purchase price of $2.00 per right, two shares of common stock and one common stock purchase warrant.

What Is The Oversubscription Privilege?

     The oversubscription privilege entitles you, if you fully exercise your basic subscription privilege, to exercise additional subscription rights on a pro rata basis at the same subscription price of $2.00 per right.

What Are The Limitations On The Oversubscription Privilege?

     If sufficient shares and warrants are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the number of shares and warrants available, we will allocate the available shares and warrants among shareholders who oversubscribed in proportion to the number of rights exercised through the basic subscription privilege. We will not distribute any fractional subscription rights, but will round down to the nearest whole number.

How Did We Arrive At The Exercise Price of $2.00?

     In determining the exercise price of $2.00 to exercise a subscription right, our Board of Directors considered several factors including the historic and current market price of the common stock, our business prospects, our history of losses, general conditions in the securities market, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, and the need to offer shares at a price that would be attractive to our investors relative to the current trading price of our common stock and conditions in the securities markets generally.

How Do I Exercise My Subscription Rights?

     You must properly complete the enclosed subscription certificate and deliver it to our offices before 5:00 p.m., Minnesota Time, on January _____, 2002. Our address is 2718 Summer Street NE, Minneapolis, Minnesota 55413-2820; telephone (612) 378-1180, fax (612) 378-2027. Your subscription certificate must be accompanied by proper payment for each right that you wish to exercise.

How Long Will The Rights Offering Last?

     The rights offering will last only from the date of the prospectus until January _____, 2002, and you will only be able to exercise your subscription rights during that period. IF YOU DO NOT EXERCISE YOUR SUBSCRIPTION RIGHTS BEFORE 5:00 P.M., MINNESOTA TIME, ON JANUARY _____, 2002, YOUR SUBSCRIPTION RIGHTS WILL EXPIRE.

     We may, in our discretion, decide to extend the rights offering, but we have no present intention of doing that.

After I Exercise My Subscription Rights, Can I Revoke My Purchase?

     No. Once your subscription certificate and payment are received by Uroplasty, you cannot revoke the exercise of your subscription rights, even if you later learn information about us that you consider to be unfavorable.

Is Exercising My Subscription Rights Risky?

     Yes. The exercise of your subscription rights involves substantial risks and you should carefully consider the risks described under the heading “Risk Factors” in this prospectus.

What Happens If I Choose Not To Exercise My Subscription Rights?

     You will retain your current number of shares of common stock even if you do not exercise your subscription rights. However, if you do not exercise your subscription rights and other stockholders do, the percentage of Uroplasty shares that you own will diminish, and your percentage voting and other rights will be reduced.

What Are The Federal Income Tax Consequences Of Exercising My Subscription Rights?

     The receipt and exercise of your subscription rights are intended to be nontaxable. However, you should seek specific tax advice from your personal tax advisor. This prospectus contains a summary of material United States Federal Income Tax considerations, but does not summarize tax consequences arising under state tax laws, non-U.S. tax laws or any tax laws relating to special tax circumstances or particular types of taxpayers.

When Will I Receive My New Shares?

     If you exercise your subscription rights during the basic subscription period, you will receive certificates representing the securities purchased as soon as practicable after January ___, 2002. If you exercise all of your basic subscription rights and also participate in the oversubscription period, you will receive certificates representing any additional securities purchased as soon as practicable after February ___, 2002. We have the discretion to delay allocation and distribution of any shares you may have elected to purchase by exercise of your basic or oversubscription privilege in order to comply with state securities laws.

Can We Cancel The Rights Offering?

     Yes. Our directors may cancel the rights offering for any reason at any time on or before the scheduled expiration of the basic subscription period on January ___, 2002 or the scheduled expiration of the oversubscription period on February ___, 2002. If we cancel the rights offering, any money we may have already received from stockholders will be refunded promptly.

How Much Money Will Uroplasty Receive From The Rights Offering?

     The gross proceeds from the rights offering will depend on the number of rights that are exercised. If all 1,534,518 rights are exercised, then we will receive gross proceeds (prior to expenses) of $3,069,036.

How Many Shares And Warrants Will Be Outstanding After The Rights Offering?

     The number of shares of our common stock and warrants that will be outstanding after the rights offering will depend on the number of rights that are exercised. If all of the rights offered by this prospectus are exercised, then we will issue 3,069,036 new shares of common stock, and 1,534,518 new warrants. Consequently, we will then have 6,138,072 shares of common stock and 1,534,518 new warrants outstanding. (There are already warrants outstanding, that expire in 2003, for the purchase of 75,000 post-split shares.)

What Should I Do If I Want To Participate In The Rights Offering, But My Shares Are
Held In The Name Of My Broker, Dealer Or Other Nominee?

     If you hold your shares of our common stock through a broker, dealer or other nominee (for example, through a custodian bank), then your broker, dealer or other nominee is the record holder of the shares you own. This record holder must exercise the rights on your behalf for shares you wish to purchase. Therefore, you will need to have your record holder act for you.

     If you wish to participate in the rights offering and purchase shares, please promptly contact the record holder of your shares. To indicate your decision with respect to your rights, you should complete and return to your record holder the form entitled “Beneficial Owner Election Form.” You should receive this form from your record holder with the other rights offering materials. If not, please call us at 612-378-1180.

What Commissions Or Fees Apply If I Exercise My Subscription Rights?

     We are not charging any fee or sales commission to issue rights to you or to issue shares and warrants to you if you exercise your subscription rights. If you exercise rights through a record holder of your shares, that person may charge a fee for which you are responsible.

How Do I Exercise My Rights?

     As a shareholder, you are receiving this prospectus and a rights certificate that states your subscription rights and contains instructions on how to exercise your rights and purchase shares of our common stock.

     If you wish to exercise your rights in this offering, then, before they expire, you must:

•	Complete and sign the rights certificate that accompanies this prospectus; be certain to state the number of rights you wish to exercise;

•	Certify the number of shares that you held as of December_____, 2001 and certify that such shares have not been transferred since that date; and

•	Deliver the completed rights certificate with full payment to Uroplasty, at 2718 Summer Street NE, Minneapolis, MN 55413-2820. You may use hand delivery, or first class mail or overnight courier service in order to make delivery. Payment should be made by a check drawn upon a U.S. bank, or, a postal, telegraphic or express money order, payable to “Uroplasty”.

What Should I Do If I Have Other Questions?

     If you have other questions, or need additional copies of offering documents or otherwise need assistance, please contact Uroplasty by mail, telephone, fax, or e-mail:

2718 Summer Street, NE
Minneapolis, MN 55413
tel: (612) 378-1180
fax: (612) 378-2027
E-mail: christie.reeves@uroplasty.com or danielh@uroplasty.com

The Rights Offering

     RIGHTS OFFERING. We are offering to each of our shareholders of record at December _____, 2001 one subscription right for each two shares of common stock held by the shareholder as of such date. Each subscription right permits the holder to purchase, at an exercise price of $2.00 per right, two shares of our common stock and one common stock purchase warrant. Each warrant allows the holder, during a two year period ending in January, 2004, to purchase one additional share of common stock, at an exercise price of $2.00 per share. The basic subscription period of the rights offering began on the date of this prospectus and will continue for thirty days until 5:00 p.m., Minnesota time, or the first business day after the passage of such thirty days, which is expected to be January _____, 2002, unless extended by us. Shareholders exercising their rights in full will also have an oversubscription privilege as described below.

     EQUITY SECURITIES AUTHORIZED, OUTSTANDING, OFFERED AND TO BE OUTSTANDING. We have 3,069,036 shares of common stock issued and outstanding at the date of this prospectus; there are 20,000,000 shares authorized. The number of shares outstanding reflects a 1-for-2 reverse stock split that was effective on December ____, 2001. We also have options outstanding for the purchase of 735,250 post-split shares of common stock, and warrants outstanding for the purchase of 75,000 post-split shares.

     We will distribute to our current shareholders subscription rights to purchase an aggregate of 3,069,036 shares of common stock and 1,534,518 warrants. Each warrant entitles its holder to purchase one share of common stock, at an exercise price of $2.00 per share, at any time prior to two years from the date of issuance; the warrants are expected to expire on January 31, 2005.

     If all subscription rights are exercised, we will have 6,138,072 shares of common stock outstanding and 1,534,518 new warrants outstanding; if all new warrants are exercised, we will have 7,672,590 shares of common stock outstanding.

     BASIC SUBSCRIPTION PRIVILEGE. The basic subscription privilege is the right of each shareholder as of December ___, 2001 to purchase two shares of our common stock and one warrant at a total subscription price of $2.00 per right. Shareholders may exercise their basic subscription rights only by filling out completely, signing and delivering, in a timely manner, to the Company a rights subscription certificate, including payment in full.

     OVERSUBSCRIPTION PRIVILEGE. Shareholders who exercise all of their basic subscription rights will have the privilege to exercise additional subscription rights, to the extent that other shareholders do not exercise their basic subscription rights. Shareholders who wish to subscribe for additional shares must complete the appropriate “Oversubscription Privilege” provision of the rights subscription certificate and may exercise their oversubscription privilege for up to the total number of shares remaining unissued, if any, in this offering. To the extent that the exercise of oversubscription privileges exceeds the shares remaining unissued, we will fill oversubscriptions on a pro rata basis according to the number of shares purchased by subscribing shareholders pursuant to their basic subscription privileges.

     EXPIRATION DATE. Beginning on the date of this prospectus, shareholders may exercise their basic subscription rights for a period of thirty days ending 5:00 p.m., Minnesota time, January 31, 2002, and their oversubscription privilege, if any, during an additional thirty-day period ending 5:00 p.m., Minnesota time, March 2, 2002, unless extended by us. After the expiration of this rights offering, the rights will expire and have no value.

     TRANSFERABILITY OF RIGHTS, SHARES AND WARRANTS. The subscription rights are not transferable. The shares and warrants to be issued upon exercise of the subscription rights, and the shares issuable upon exercise of the warrants, will be transferable.

     SUBSCRIPTION AGENT. Uroplasty will act as its own subscription agent for this offering; no escrow, trust or similar account will be used. Uroplasty will deposit all funds received into its general account, and all funds received will be at risk immediately.

Risk Factors

     This offering involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in shares of our common stock.

Risks Related To Our Business

     WE HAVE SUSTAINED LOSSES IN EACH OF OUR TWO MOST RECENT FISCAL YEARS, AND IN OUR TWO MOST RECENT FISCAL QUARTERS: We have incurred substantial losses in recent years that have depleted our working capital and reduced our stockholders’ equity. Our business incurred a net loss of $(178,912) for the six months ended September 30, 2001 and $(1,680,899) for the year ended March 30, 2001. These losses resulted principally from expenses incurred in the development of our FDA application. Although we have taken measures to increase our sales revenues and profit margins, there can be no assurance that our core business will operate profitably in the future, and the proceeds from this Rights Offering may not be sufficient to fund our FDA application completely.

     GOVERNMENT REGULATION OF MEDICAL SERVICES TYPICALLY DELAYS THE INTRODUCTION OF NEW PRODUCTS AND INCREASES THE COST OF OPERATIONS: The Company’s product, manufacturing processes, and product development activities are subject to extensive and rigorous regulation by governmental and foreign regulatory authorities similar to the U.S. Food and Drug Administration (“FDA”). In Europe, where Macroplastique® has been used since 1991, the Company’s introduction of medical devices as well as the design, manufacturing, labeling, testing, distribution, sale, marketing, advertising, promotion, and record keeping procedures for the Company’s products are subject to laws and regulations governing medical devices contained in the European Medical Device Directives (“MDD”) and associated European standards.

     In the United States, the Company cannot market or sell Macroplastique until pre-market approval (“PMA”) authorization is received from the FDA. In July 1999, Uroplasty received approval from the FDA for an Investigational Device Exemption (“IDE”) relating to a U.S. clinical research study for the treatment of female stress urinary incontinence (“SUI”) using Macroplastique. The Company initiated the study in 2000. Upon successful completion of the clinical research study, the Company plans to submit a PMA application to the FDA requesting approval to commercialize Macroplastique in the U.S. for the treatment of female stress urinary incontinence. There can be no assurance that the U.S. clinical research study sites will recruit patients in an expeditious manner, that the U.S. clinical trials will be successfully completed or that the requisite regulatory approvals or certifications will be granted for Macroplastique or any other product on a timely basis, or at all. There can be no assurance that such regulatory reviews will not involve delays that conflict with the Company’s ability to commercialize its products in the U.S.

     If and when regulatory approval to market a product is obtained from the FDA, this approval may require limitations on the indicated uses of the product. Marketing approval can also be withdrawn by the FDA in the United States (and by regulatory authorities in foreign countries) due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following approval. The Company may be required to make further filings with the FDA and other regulatory authorities in foreign countries under certain circumstances, such as the addition of product claims or product design changes. The FDA and other regulatory authorities in foreign countries could also limit or prevent the manufacture and/or distribution of the Company’s products and have the power to demand the recall of such products. Medical device regulations depend strongly on administrative interpretation, and there can be no assurance future interpretation made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company. The FDA and various other authorities either currently inspect or will periodically inspect the Company’s facilities to determine whether Uroplasty is in compliance with regulations relating to medical device manufacturing including regulations concerning design, manufacturing, testing, quality control, product labeling, distribution, promotion, and record keeping practices.

     A determination that the Company is in material violation of such regulations could lead to the imposition of civil penalties, including fines, product recalls, product seizures or, in extreme cases, criminal sanctions.

     TECHNOLOGICAL DEVELOPMENTS COULD REDUCE THE PERCEIVED ADVANTAGE OF MACROPLASTIQUE: The Company competes in a market characterized by technological innovation, extensive research efforts, and significant competition. Improvements in existing treatment options or developments of new treatment methods may have a material adverse effect on the Company’s ability to increase sales of Macroplastique, successfully commercialize any future products, and may render such products noncompetitive or obsolete. Other companies are currently engaged in the development of products and innovative methods for treating stress urinary incontinence that are similar to or competing with Macroplastique and these companies may have greater financial resources and know how than the Company. Significant developments by any of these companies or advances by medical researchers could eliminate the market for Macroplastique or otherwise render Macroplastique obsolete. Although technological change has not had a direct material impact on the Company in recent years, the potential for such a technological change adversely affecting us is a continuing risk for the Company.

     THE COMPANY’S BUSINESS IS DEPENDENT ON A SINGLE PRODUCT: The Company currently derives over 90% of its revenues from sales of Macroplastique and its related accessory products. Discontinuance or reduction of revenues from Macroplastique sold outside of the U.S. could therefore have a material adverse effect on the Company’s business, financial condition, and results of operations. The Company does not expect commercialization of other new products will be feasible without a substantial, continuing commitment to research and development for an extended period of time or acquisitions of new products, or both. Also, new medical products must typically undergo clinical trials and regulatory clearance or approval before commercialization. There can be no assurance as to whether or when commercialization of other products might begin or as to the likelihood that any such initiative would be successful. The market for medically-related products changes constantly. If the market changes, new or strengthened competition emerges, customer preferences change, and/or new technology causes Macroplastique to be viewed as a less effective treatment, the Company’s business, financial condition, and results of operation would be adversely affected.

     PATENTS AND PROPRIETARY RIGHTS OFFER ONLY LIMITED PROTECTION; CHALLENGES ARE NOT UNUSUAL: The Company’s success depends in part on its ability to preserve trade secrets, obtain and maintain patent protection for Uroplasty’s products under United States and international patent laws and other intellectual property laws, and operate without infringing upon the proprietary rights of third parties. Patents covering the materials, process, and applications have been issued to the Company by the Patent Offices in the United States, United Kingdom, Japan, Germany, The Netherlands, and Canada. Applications are also currently pending in various other European countries. No assurances can be given that the scope of any patent protection will prevent competitors (most of which have financial and other resources substantially greater than the Company) from introducing products competitive with the Company’s products, the Company’s patents will be held valid if subsequently challenged, others will not claim rights in, or ownership of, the patents and other proprietary rights held by the Company, or the Company’s product and processes will not infringe, or be alleged to infringe, the proprietary rights of others.

     A number of patents have been issued to others in the area of injectable bulking agents. The validity and breadth of claims covered in medical device technology patents involve complex legal and factual questions and may therefore be highly uncertain. The Company also relies upon unpatented trade secrets to protect the Company’s proprietary technology. No assurance can be given that others will not independently develop or otherwise acquire substantially equivalent techniques and/or gain access to and disclose the Company’s proprietary technology. Further, no assurance can be given that the Company can ultimately protect meaningful rights to such unpatented proprietary technology. There has been substantial litigation regarding patent and other intellectual property rights in the medical device industry. Companies in the medical device industry have employed intellectual property litigation to gain a competitive advantage. Litigation may be necessary to enforce any patents issued to the Company, protect trade secrets or proprietary information owned by the Company against claimed infringement of the rights of others, or determine the scope and validity of the proprietary rights of others. The defense and prosecution of patent litigation or other legal and/or administrative proceedings related to patents is costly and time-consuming regardless of the outcome. An adverse outcome in any litigation could subject the Company to significant liabilities to third parties, require disputed rights to be licensed from others, and/or require the Company to cease making, using, or selling any products. There can be no assurance that any licenses required under any patents or proprietary rights would be made available on terms acceptable to the Company, if at all.

     PREVIOUS ADVERSE PUBLIC REACTION TO SILICONE PRODUCTS COULD AFFECT THE MARKET FOR MACROPLASTIQUE: Macroplastique is comprised of heat-vulcanized polydimethylsiloxane, resulting in a solid, flexible silicone elastomer. In the early 1990’s, the United States breast implant industry became the subject of significant controversies surrounding the possible effects upon the human body of the use of silicone gel in breast implants. This controversy resulted in a massive flood of product liability litigation, leading to the bankruptcy of several companies, including Uroplasty’s former parent, Bioplasty, Inc. (which in turn caused Uroplasty, Inc. to file for bankruptcy in 1993). Uroplasty uses only solid silicone material in the Macroplastique product and does not use semi-liquid silicone gel as was used in breast implants. However, there can be no assurance that the use by the Company and others of solid silicone in medical devices implanted in the human body will not result in controversies, litigation, or negative publicity from news media, competitors or legislative and regulatory investigations. Furthermore, there can be no assurance that in the event such negative publicity occurred, that it would not have a significant adverse effect on the Company’s future financial position or results of operations.

     UROPLASTY’S SUCCESS DEPENDS, IN PART, ON THIRD-PARTY REIMBURSEMENT FOR MACROPLASTIQUE, WHICH IS NOT ASSURED: Any success of the Company will depend, in part, upon satisfactory reimbursement for Macroplastique procedures from third-party health care payers. In the U.S. and many foreign countries, third-party reimbursement is currently generally available for surgical procedures for urinary incontinence, but there is no uniform policy for such reimbursements. The Company sells Macroplastique to physicians, hospitals and other users which bill various third-party payers, such as government health programs, private health insurance plans, managed care organizations, and other similar programs for the health care products and services provided to their patients. Payers may deny reimbursement if they determine a product used in a procedure was not used in accordance with established payer protocols regarding cost-efficient treatment methods, was used for an unapproved indication or was not otherwise covered. Third-party payers are increasingly challenging the prices charged for medical products and services and, in some instances, have pressured medical suppliers to lower their prices. The availability of third-party reimbursement for Macroplastique or competitors’ products and continuing efforts to reduce the costs of health care by decreasing reimbursement rates may reduce the price received by the Company for Macroplastique or increase the relative expense to the consumer. The Company believes a material amount of Macroplastique revenues are received from third-party payers; therefore failure to receive sufficient reimbursement from health care payers for procedures using Macroplastique or adverse changes in governmental and third-party payers’ policies toward reimbursement for such procedures would materially adversely affect the Company’s business, financial condition, and results of operations.

     LONG-TERM CONTROLLED CLINICAL STUDIES OF MACROPLASTIQUE HAVE NOT BEEN COMPLETED: Although the Company is currently conducting a controlled prospective human clinical trial pursuant to an IDE approved by the FDA, and the Company believes Macroplastique is safe when used as recommended based on its 10-year clinical experience, no prospective comparative long-term human clinical studies substantiating the safety and efficacy have been completed on this product. Accordingly, no assurance can be given that Macroplastique, even when used as recommended, will have the effect intended or will not have adverse effects over a patient’s lifetime. For example, there can be no assurance as to whether or how frequently patients will require additional treatments of Macroplastique and whether any such additional treatments will be effective or will have a negative effect on physician, payer, or patient acceptance.

     THE COMPANY CURRENTLY USES SINGLE SOURCES FOR SOME OF ITS RAW MATERIALS: The Company currently purchases certain raw materials from single sources. Alternative suppliers for these materials exist should the current suppliers discontinue production or distribution. However, the Company would need to complete additional testing to qualify the materials obtained from any new suppliers. Additionally, limited notice of the need to switch suppliers for any of these materials could result in production delays and inventory depletion, and alternative suppliers could charge prices significantly higher than current costs. The Company has not experienced any shortage of these materials to date; however, no assurance can be given that shortages of these materials will not be experienced in the future.

     DEVELOPMENT EXPENSES FOR MACROPLASTIQUE ARE HIGH, AND HAVE LED TO LOSSES, WHICH ARE EXPECTED TO CONTINUE THROUGH FISCAL YEARS 2002 AND 2003: The Company’s future success will depend upon, among other factors, its ability to introduce and market Macroplastique on a timely basis in the U.S. To that end, the Company committed the largest portion of the proceeds resulting from its private placement of Common Stock in June, 1998. Although the Company realized net income during fiscal years 1997 through 1999, the Company incurred substantial losses in fiscal years 2000 and 2001 and in the first two fiscal quarters of 2002, which ended September 30, 2001. The development and commercialization by the Company of Macroplastique and other products in the U.S. will require substantial additional product development, clinical, regulatory, and other expenditures for the foreseeable future.

     THE COMPANY MAY NEED ADDITIONAL CAPITAL IN ORDER TO COMPLETE ITS U.S. IDE CLINICAL RESEARCH STUDY: In the event product sales and/or expenses differ from expected levels, the Company may require additional financing to complete the IDE clinical research study and pre-market approval application for Macroplastique in the U.S. Further, the Company will need additional funds for market introduction of Macroplastique to the U.S. for female SUI, as well as for the development of vesicoureteral reflux and male incontinence markets, because separate regulatory approval is needed for each of these indications. There can be no assurance that additional capital will be available to the Company when needed or on terms acceptable to the Company.

     THE COMPANY’S INTERNATIONAL OPERATIONS EXPOSE IT TO ADDITIONAL RISKS THAN EXIST IN THE DOMESTIC MARKET; CURRENCY FLUCTUATIONS ARE A SPECIAL CONCERN: The Company currently sells its products only outside the U.S. through its wholly owned foreign subsidiaries. Sales and operations outside of the U.S. are subject to certain inherent risks. These risks, include, without limitation, fluctuations in the value of the U.S. dollar relative to foreign currencies, tariffs, quotas, taxes and other market barriers, political and economic instability, restrictions on the import and export of technology, potential difficulties in staffing and managing international operations, potential difficulties in obtaining work permits for employees, difficulties in collecting receivables, potentially adverse tax consequences, potential language barriers, and difficulties in operating in a different culture and legal system. There can be no assurance that any of these factors will not have a materially adverse effect on the Company’s financial condition or results of operations. In particular, because the Company’s international sales are denominated primarily in British Pounds or in Euros, currency fluctuations in countries where the Company does business may render the Company’s products less price competitive than those of competing companies whose sales are denominated in weaker currencies. The Company reports its financial results in U.S. dollars, and fluctuations in the value of either the dollar or the currencies in which the Company transacts business can have a negative impact on its financial condition or results of operations. Consequently, the Company has exposure to foreign currency exchange risks. The Company attempts to lessen that exposure by keeping to a minimum the amount of time trade payables and receivables are outstanding, and by denominating product sales in a currency which historically has been more stable than other foreign currencies. However, there can be no assurance that historical stability of any currency is any indication of its future stability.

     LIMITED PUBLIC MARKET/LIQUIDITY FOR COMMON STOCK; POSSIBLE STOCK PRICE VOLATILITY: Average trading volume for the Company’s shares on the OTC Bulletin Board Market as reported on December ___, 2001 by the NASD OTC website was __________ shares for the period _____________ to ______________.

     Announcements of new products and services by the Company or its competitors, technological innovations by competitors, disputes regarding patents or other proprietary rights, regulatory developments and economic and other external factors, as well as period-to-period fluctuations in the Company’s financial results, could cause the market price of the Company’s Common Stock to fluctuate significantly. In addition, the stock market in general and, in particular the market prices for medical technology companies, have historically experienced significant volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. Such volatility may adversely affect the market price of the Company’s Common Stock.

Risks Related To This Offering

     THE PRICE OF THIS OFFERING HAS NOT BEEN DETERMINED BY AN INVESTMENT BANK AND MAY NOT REFLECT THE MARKET PRICE OF OUR COMMON STOCK UPON THE COMPLETION OF THE OFFERING: We have not employed an investment bank or other similar party in connection with this offering. The purchase price determined for this offering is based primarily upon management’s review of our current financial condition and prospects. The purchase price in this offering may not reflect the current market price for Uroplasty’s shares of common stock upon completion of this offering.

     NO PART OF THE PROCEEDS OF THIS OFFERING WILL BE HELD IN AN ESCROW ACCOUNT, AND THERE IS NO MINIMUM LEVEL OF PROCEEDS: Uroplasty is acting as its own subscription agent. It is not required to receive a minimum amount of proceeds from this offering before making use of any proceeds. Uroplasty may use the proceeds of this offering in its operations as these proceeds are received. As such, all funds invested will be at risk immediately; that risk will be greater if only a small proportion of the offering is subscribed for.

     AFTER THIS OFFERING, ONE OF OUR SHAREHOLDERS, AND/OR OUR DIRECTORS AND EXECUTIVE OFFICERS COLLECTIVELY MAY HAVE AN INCREASED ABILITY TO INFLUENCE CORPORATE ACTIONS: Prior to this offering, one of our shareholders owned 18.2% of the outstanding shares of our common stock and may continue to hold this percentage if such shareholder elects to exercise its full purchase rights under this offering. In addition, all directors and executive officers, as a group, own 14.7% of the outstanding shares of our common stock. Such shareholder and the director/executive officer group have the ability to influence our management and affairs. Such persons are also entitled and may elect to purchase additional shares and warrants in this offering pursuant to the oversubscription privilege and, as a result, may increase their respective percentages of share ownership. As a result, such shareholder and the director/executive officer group, by virtue of their share ownership, will have the ability to influence the management and affairs of the company.

     IF WE ISSUE A LARGE NUMBER OF SHARES IN THIS OFFERING, THEIR SALE AFTER THE OFFERING COULD DEPRESS THE MARKET PRICE OF OUR STOCK: As of September 30, 2001, there were 3,069,036 (6,138,072 pre-split) shares of our common stock issued and outstanding and 735,250 shares reserved for issuance upon exercise of outstanding options. If all subscription rights in this offering were exercised, we would issue 3,069,036 shares of common stock and 1,534,518 tradable, exercisable new warrants to purchase 1,534,518 shares and we would have a total of 6,138,072 shares outstanding and 1,534,518 new warrants outstanding after the offering. No one knows how many subscription rights in this offering will be exercised, but if a substantial number are, the sale of numerous shares in the months soon after the completion of the rights offering could depress the market price.

     THERE IS NO ASSURANCE THAT OTHER CAPITAL WILL BE AVAILABLE TO US IF THE CAPITAL RAISED IN THE RIGHTS OFFERING IS NOT SUFFICIENT TO MEET OUR GOAL OF FUNDING THE COMPLETION OF OUR IDE APPLICATION: If we do not receive at least $3,000,000 in this rights offering, we may need to seek it elsewhere. We cannot assure that additional financing will be available, or if available, that it will be available on terms favorable to our shareholders. If funds are not available to satisfy our short-term and long-term operating requirements, we may limit or suspend our operations in the entirety or, under certain circumstances, seek protection from creditors. We believe that any future financing undertaken may contain terms more adverse than those in this offering.

Special Note Regarding Forward Looking Statements

     This prospectus contains forward-looking statements that involve risks and uncertainties. When used in this prospectus, the words or phrases “believes,” “anticipates,” “expects,” “intends,” “estimates” or similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause our actual results to differ materially from projections include, but are not limited to, those discussed in “Risk Factors,” and “Business,” as well as those discussed elsewhere in this prospectus. Given these uncertainties, you should not place undue reliance on the forward-looking statements. We do not intend to update any forward-looking statements.

Use Of Proceeds

     The net proceeds that we receive from this rights offering will depend upon the number of rights exercised. If all of the rights offered are exercised, we will receive cash proceeds of $3,069,036. After deduction of estimated expenses of approximately $_________, we will have net cash proceeds of approximately $3,000,000. There can be no assurance that all of the rights offered will be sold.

     No matter what number of rights are exercised, we intend to use the net cash proceeds from this rights offering primarily for funding the completion of our IDE application to the FDA, and, secondarily, for other general corporate purposes. Pending the uses specified above, we will invest any balance of the proceeds in short-term, high quality interest bearing investments.

     This discussion states our present intentions for the use of the net proceeds of this rights offering based on our current business plan, operations, and the prevailing economic and industry conditions. Changes in the use of proceeds may be made in response to changes in our financial condition, business plans or general industry conditions.

Determination Of Offering Price

     The price required to exercise each of the rights is $2.00.

     In determining the offering price of the rights and the exercise price of the warrants, we considered various factors, including a review of our current and historical financial position, our business plan, the relatively low volume of our shares that trade on a regular basis, and recent market prices for our common stock. We believe that a rights offering to all shareholders is the most equitable method to raise the capital we need in order to continue to fund our FDA application.

     The exercise price represents a substantial discount to the price per share at which we have sold our common stock in the past, and a significant discount to market prices for our shares during the past several months.

Participation By Officers And Directors

     Several of our directors and officers have independently advised us that they intend to participate in this offering and to exercise their purchase rights in connection with this offering, and some may acquire and exercise additional purchase rights pursuant to the oversubscription privilege if available.

Material United States Federal Income Tax Considerations

     The following general discussion summarizes some of the material U.S. Federal Income Tax consequences to shareholders relating to this rights offering. This discussion is a summary for general information purposes only, and is based upon the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, and judicial and administrative interpretations of the Code and Regulations, all as in effect on the date of this prospectus. Each shareholder should be aware that the Code, the Regulations and any interpretation thereof are subject to change and that any change could be applied retroactively. This summary does not discuss all aspects of federal income taxation that may be relevant to particular shareholders in light of their personal investment circumstances or to certain types of shareholders subject to special treatment under the federal income tax laws (for example, global banks, insurance companies, tax-exempt entities and foreign taxpayers). This discussion is limited to those Uroplasty shareholders who have held their Uroplasty common stock as a capital asset within the meaning of the Code.

     This summary also does not discuss any aspects of state, local or foreign tax laws. Shareholders are urged to consult their own tax advisors to determine the tax consequences that may be relevant to each of them in connection with the distribution of the rights and the acquisition of shares in this offering.

     RECEIPT OF THE RIGHTS. No gain or loss will be recognized by the Uroplasty shareholders upon receipt of the rights or the related oversubscription privilege.

     SHAREHOLDER BASIS AND HOLDING PERIOD OF THE RIGHTS. Except as provided in the following sentence, the basis of the rights received by a Uroplasty shareholder as a distribution with respect to the shareholder’s common stock will be zero. If, however, either (I) the fair market value of the rights on the date that the rights are distributed is 15% or more of the fair market value of the shares of Uroplasty common stock with respect to which they are received, or (ii) the shareholder properly elects, as part of the shareholder’s Federal Income Tax return for the taxable year in which the rights are received, to allocate basis, then part of the shareholder’s basis in shares of Uroplasty common stock will be allocated between the Uroplasty common stock and the rights in proportion to the fair market value of each on the date of this rights offering.

     The holding period of an Uroplasty shareholder with respect to the rights received as a distribution on the shareholder’s Uroplasty common stock will include the shareholder’s holding period for the Uroplasty common stock with respect to which the rights were issued.

     LAPSE OF THE RIGHTS. Uroplasty shareholders who allow the rights received by them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of Uroplasty common stock, if any, owned by those shareholders.

     EXERCISE OF THE RIGHTS; BASIS AND HOLDING PERIOD OF SHARES. Uroplasty shareholders will not recognize any gain or loss upon the exercise of the rights. The basis of the Uroplasty common stock acquired through exercise of the rights will be equal to the sum of the price paid for the common stock and the shareholder’s basis in such rights, if any. A shareholder’s holding period for the Uroplasty common stock acquired through exercise of the rights will begin on the date the rights are exercised.

     SALE OF SHARES. A sale of the shares of Uroplasty common stock acquired through the exercise of the rights will result in the recognition of capital gain or loss in an amount equal to the difference between the amount realized on the sale and the shareholder’s adjusted basis in the Uroplasty common stock. The gain or loss will be classified as long-term capital gain or loss if the shareholder held the shares for more than twelve months. If the shares were held for less than twelve months, the gain or loss will be a short-term gain or loss.

Plan Of Distribution

     We have not engaged an underwriter or selling agent in connection with this offering, and no commission or similar compensation will be paid to any person. We intend to distribute the purchase rights and copies of this prospectus to our shareholders of record promptly following the date of this prospectus.

     Our employees, officers or directors may solicit responses from shareholders, but they will not receive any commissions or compensation for their efforts other than their normal employment compensation.

Legal Opinions

     Keller & Lokken, P.A. will issue an opinion about the legality of the common stock described in this prospectus.

Experts

     The consolidated financial statements of Uroplasty, Inc. and subsidiaries as of March 31, 2001 and 2000, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

[Inside Back Cover]

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus and any prospectus supplement does not constitute an offer to sell, or solicitation of an offer to buy, any securities to any person in any jurisdiction where such offer or solicitation would be unlawful. The information contained in this prospectus is current only as of its date.

     Through and including February ___, 2002, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as an underwriter and with respect to any unsold allotment or subscription.

RIGHTS TO PURCHASE
UP TO 3,069,036 SHARES
OF COMMON STOCK
AND
1,534,518 WARRANTS
TO PURCHASE COMMON STOCK

UROPLASTY, INC.

[LOGO]

PROSPECTUS

DECEMBER _____, 2001

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee		$1,467
NASD Fee
Accounting Fees and Expenses*		10,000
Legal Fees and Expenses*		35,000
Blue Sky Expenses*		3,000
Printing Expenses*		10,000
Transfer Agent and Registrar Fees*		3,000
Miscellaneous*		2,000
Total	$

* Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 302A.521 of the Minnesota Statutes requires, among other things, the indemnification of persons made or threatened to be made a party to a proceeding by reason of acts or omissions performed in their official capacity as an officer, director, employee or agent of the corporation against judgments, penalties and fines (including attorneys’ fees) if such person is not otherwise indemnified, acted in good faith, received no improper benefit, reasonably believed that such conduct was in the best interests of the corporation, and, in the case of criminal proceedings, had no reason to believe the conduct was unlawful. In addition, Section 302A.521, subdivision 3, of the Minnesota Statutes requires payment by the corporation, upon written request, of reasonable expenses in advance of final disposition in certain instances if a decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

     The Uroplasty Articles of Incorporation provide for the indemnification of directors, and the Uroplasty bylaws provide for the indemnification of its directors, officers, employees, and agents, in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as amended from time to time.

ITEM 16. EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

EXHIBIT NO.		DESCRIPTION

*	3(a)	Articles of Incorporation of the registrant, as amended
*	3(b)	Bylaws of the registrant, as amended
*	4(a)	Form of Common Stock Certificate
	4(b)	Form of Rights Subscription Certificate
	4(c)	Form of Letter to Shareholders
	4(d)	Form of Common Stock Purchase Warrant
**	5	Opinion of Keller & Lokken, P.A., counsel to Uroplasty, Inc.
**	23(a)	Consent of Keller & Lokken, P.A., counsel to Uroplasty, Inc. (included as part of Exhibit 5)
	23(b)	Consent of KPMG LLP
	24	Power of Attorney

*	Incorporated by reference to Exhibits 2.1, 2.2 and 3.1 of registrant’s Registration Statement on Form 10-SB, filed July 10, 1996.
**	To be filed by amendment
***	Previously filed.

ITEM 17. UNDERTAKINGS

(a)	[Item 512(a). Rule 415 offerings.] The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	[Item 512(b). Filings incorporating subsequent Exchange Act documents by reference.] The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	[Item 512(h). Request for acceleration of effective date.] Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	[Item 512(i). Rule 430A.]

(1)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 21st of December 2001.

UROPLASTY, INC.
By:
/s/ DANIEL G. HOLMAN

President and Chief Executive Officer (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME	TITLE	DATE

/s/ DANIEL G. HOLMAN	Director, President, CEO	12/21/01
Daniel G. Holman (PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER)

/s/ *	Director
Joel R. Pitlor

/s/	Director
R. Patrick Maxwell

/s/ *	Director
Thomas E. Jamison

/s/ *	Controller
Arie J. Koole (PRINCIPAL ACCOUNTING OFFICER)

* Signatures are supplied by Power of Attorney as follows:

By:
/s/ DANIEL G. HOLMAN		12/21/01

Daniel G. Holman ATTORNEY-IN-FACT

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION

*	3(a)	Articles of Incorporation of the registrant, as amended
*	3(b)	Bylaws of the registrant, as amended
*	4(a)	Form of Common Stock Certificate
	4(b)	Form of Rights Subscription Certificate
	4(c)	Form of Letter to Shareholders
	4(d)	Form of Common Stock Purchase Warrant
**	5	Opinion of Keller & Lokken, P.A., counsel to Uroplasty, Inc.
**	23(a)	Consent of Keller & Lokken, P.A., counsel to Uroplasty, Inc. (included as part of Exhibit 5)
	23(b)	Consent of KPMG LLP
	24	Power of Attorney

*	Incorporated by reference
**	To be filed by amendment
***	Previously filed